UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52651	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 2nd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Asset Purchase Agreement and Merger Agreements

On July 9, 2015, The ONE Group Hospitality, Inc. (the “Company”) and certain of its subsidiaries entered into agreements with SBEEG Holdings, LLC (“SBEEG”), the holding company of the SLS, Redbury and Hyde hotel brands, and certain of SBEEG’s affiliates to purchase the Katsuya and Cleo restaurant brands together with four restaurants currently operating under the Katsuya brand name for aggregate cash consideration of $75 million plus a warrant to purchase 200,000 shares of common stock of the Company for an exercise price of $5.00 per share, including:

•	An Asset Purchase Agreement (the “Asset Purchase Agreement”) among the Company, Wasabi Holdings, LLC (“Wasabi”), a newly formed indirect subsidiary of the Company, SBEEG, SBE Restaurant Group, LLC (“SBERG”), SBE/Katsuya Middle East, LLC, and SBE Licensing, LLC (collectively, the “Sellers”) providing for the acquisition of trademarks and other intellectual property related to the Katsuya and Cleo restaurant brands (the “Asset Purchase”). The Asset Purchase Agreement provides, among other things, that the parties will cause their affiliates to enter into a Brand License Agreement (the “BLA”) prior to the closing of the Asset Purchase, under which affiliates of the Sellers will pay a license fee to Wasabi in connection with their continued use of (a) the Cleo brand names at restaurants operated by such affiliates in the SLS Las Vegas hotel, the Redbury Hollywood hotel, the Redbury South Beach hotel and possibly to be operated at the SLS Lux Baha Mar hotel (if completed) and (b) the Katsuya brand names at restaurants operated by such affiliates in the SLS Las Vegas hotel and the SLS South Beach hotel and possibly to be operated at the SLS Lux Baha Mar hotel (if completed) and the SLS Lux Brickell hotel. Pursuant to the BLA, Wasabi will receive a royalty on any fees received by entities managing such restaurants in consideration of the use of the Cleo and Katsuya brands. The Asset Purchase Agreement also provides that the Sellers will cause their affiliates to assign their interests in and to a licensing and development agreement with Alshaya Trading Company, W.L.L. (“Alshaya”) for the Middle East which includes a royalty fee of up to 6% with respect to the three Katsuya restaurants in the Middle East and any additional Katsuya restaurants opened in such region, with a commitment by Alshaya to open an additional 14 locations in the region over the next five years. The Asset Purchase Agreement also provides that certain of the parties and/or their affiliates will enter into an agreement (the “Agreement Regarding Future Restaurants”), whereby the Company will pay to SB Restaurant Group, LLC or an affiliate (a) 40% of the EBITDA (calculated after deductions for any base management fees (but not incentive management fees) and/or centralized services fees (equal to 7% of the gross revenue of such restaurant in the aggregate) which is to be paid to the Company or its affiliates) of any Cleo restaurant owned by the Company and 40% of the management fees, excluding centralized services, marketing or similar fees, of any Cleo restaurant managed by the Company and (b) 33% of the EBITDA (calculated after deductions for any base management fees (but not incentive management fees) and/or centralized services fees (equal to 7% of the gross revenue of such restaurant in the aggregate) which is to be paid to the Company or its affiliates) of any non-Cleo restaurant (including any Katsuya or STK restaurant) owned by the Company and located in a hotel owned or managed by SBEEG and 33% of the management fees, excluding centralized services, marketing or similar fees, of any non-Cleo restaurant (including any Katsuya or STK restaurant) managed by the Company and located in a hotel owned or managed by SBEEG. The Asset Purchase Agreement also provides that certain of the parties and/or their affiliates will enter into a Transition Services Agreement (the “TSA” and together with the BLA and the Agreement Regarding Future Restaurants, the “Related Agreements”), whereby affiliates of the Sellers will continue to provide certain services to the Company and the acquired business.

•	Four separate merger agreements (the “Merger Agreements”), each in substantially the same form, among the Company, SBEEG and each of (a) Wasabi Acquisition H&V, LLC, an indirect wholly-owned subsidiary of the Company (“Hollywood Merger Sub”), and Katsuya H&V, LLC (owner/operator of the Katsuya Hollywood restaurant) (“Hollywood Target”), (b) Wasabi Acquisition USA, LLC, an indirect wholly-owned subsidiary of the Company (“Brentwood Merger Sub”), and Katsu USA, LLC (owner/operator of the Katsuya Brentwood restaurant) (“Brentwood Target”), (c) Wasabi Acquisition Glendale, LLC, an indirect wholly-owned subsidiary of the Company (“Glendale Merger Sub”), and Katsuya-Glendale, LLC (owner/operator of the Katsuya Glendale restaurant) (“Glendale Target”) and (d) Wasabi Acquisition Downtown, LLC, an indirect wholly-owned subsidiary of the Company (“Downtown Merger Sub,” and together with Hollywood Merger Sub, Brentwood Merger Sub and Glendale Merger Sub, the “Merger Subs, and the Merger Subs together with Wasabi, the “Acquisition Entities”), and Katsuya Downtown L.A., LLC (owner/operator of the Katsuya LA Live restaurant) (“Downtown Target,” and together with Hollywood Target, Brentwood Target and Glendale Target, the “Targets”), each of which provides for the merger of the applicable Merger Sub that is party to such Merger Agreement with and into the applicable Target that is party to such Merger Agreement, with the Target surviving the merger pursuant to such Merger Agreement (each, a “Merger” and collectively, the “Mergers”), as a subsidiary of Wasabi.

Completion of the Asset Purchase and the Mergers is subject to certain conditions, including customary closing conditions relating to the (i)  absence of any order or laws prohibiting completion of the Merger, (ii) absence of a Business Material Adverse Effect, as defined in the Asset Purchase Agreement, and a Material Adverse Effect, as defined in the Merger Agreement, (iii) accuracy of each party’s representations and warranties (subject to certain qualifications), (iv) material compliance by the parties with their respective covenants and agreements contained in the Asset Purchase Agreement and the Merger Agreement, (v) execution of an agreement relating to certain intellectual property rights licensed by Katsuya Uechi to SBEEG and assumed by the Company at the closing, (vi) assignment of certain leases with respect to the Merger Agreements and the release of certain guarantees relating thereto, and (vii) execution of the Related Agreements.

The Asset Purchase Agreement and Merger Agreements contain comprehensive representations, warranties and covenants by the Sellers as to their assets and business. The Asset Purchase Agreement also contains post-closing agreements by the Sellers, except as permitted by the BLA, not to compete with the Company, not to solicit or hire employees of the Company and its subsidiaries, and to hold in confidence the proprietary and confidential information of the Company. In addition, the Asset Purchase Agreement and the Merger Agreements contain a covenant that the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange the financing necessary to close the transactions contemplated thereby at or prior to the Closing.

Under the Asset Purchase Agreement and the Merger Agreements, certain of the Sellers and holders of interests in the Targets prior to the consummation of the Mergers are required to indemnify the Company against losses resulting from breaches of representations and warranties contained in the Asset Purchase Agreement or a Merger Agreement, as the case may be, breaches of various covenants contained in the in the Asset Purchase Agreement or a Merger Agreement, as the case may be, and, with respect to the Asset Purchase Agreement, liabilities of the Sellers not explicitly assumed by the Company or Wasabi. The indemnification obligations relating to representations and warranties generally survive through the date that is 18 months after the closing of the Asset Purchase and the Mergers (the “Closing”), with certain exceptions, as to which longer survival periods apply. An escrow arrangement will be established under the Asset Purchase Agreement and the Merger Agreements for the benefit of the Company to provide for the withholding of $2,000,000 of the aggregate consideration as partial security for indemnification obligations through the date that is 18 months after the Closing, with up to half of such escrow (less the amount of any pending or resolved claims) to be released on the date that is 12 months after the Closing.

Under the Asset Purchase Agreement, the Company, Wasabi, Sellers and Targets each have certain termination rights, including if: (i) the Merger is not completed by August 31, 2015 (as may be extended, the “Outside Date”), (ii)  any governmental authority of competent jurisdiction has issued a final, nonappealable order making the completion of the transactions contemplated by the Asset Purchase Agreement, illegal or otherwise prohibiting completion of the transactions contemplated by the Asset Purchase Agreement, or (iii) the other party has breached any of its representations, warranties or covenants in the Asset Purchase Agreement or Merger Agreement, subject to materiality qualifications and abilities to cure, such that the closing condition relating thereto cannot be satisfied, as further described below.

In addition, the Company or Wasabi, as the case may be, may terminate the Asset Purchase Agreement if neither the Company nor Wasabi is in material breach of any of its obligations under the Asset Purchase Agreement, neither the Company nor any Merger Sub is in material breach of any of its obligations under any Merger Agreement, and if any Seller or Target shall have breached in any material respect any of their respective representations or warranties or if any Seller or Target shall have failed to perform in any material respect any of their respective covenants or other agreements contained in the Asset Purchase Agreement or any Merger Agreement, which breach or failure to perform would render unsatisfied any mutual closing condition or condition to the obligations of the Company, Wasabi or any Merger Sub and (i) is incapable of being cured or (ii) if capable of being cured is not cured prior to the earlier of (A) the business day prior to the Outside Date or (B) the date that is twenty (20) days from the date that the Sellers and Targets are notified of such breach or failure to perform. In the event that any Seller or Target delivers written notice to the Company or Wasabi that it is terminating the Asset Purchase Agreement or the Merger Agreements other than as a result of the conditions to the obligations of the Company and Wasabi set forth in the Asset Purchase Agreement or the conditions to the obligations set forth in the Merger Agreements not having been met, SBERG shall pay to Company, as liquidated damages, $250,000 in cash by wire transfer of immediately available funds to an account designated in writing by the Company.

Further, Sellers or Targets, as the case may be, may terminate the Asset Purchase Agreement if such party is not in material breach of any its obligations under the Asset Purchase Agreement, and if the Company or Wasabi, as the case may be, shall have breached in any material respect any of their respective representations or warranties or if any the Company or Wasabi shall have failed to perform in any material respect any of their respective covenants or other agreements contained in the Asset Purchase Agreement, which breach or failure to perform would render unsatisfied any mutual closing condition or condition to the obligations of the Sellers or Targets and (i) is incapable of being cured or (ii) if capable of being cured is not cured prior to the earlier of (A) the business day prior to the Outside Date or (B) the date that is twenty (20) days from the date that the Company and Wasabi are notified of such breach or failure to perform. In the event that the Company or Wasabi (I) terminates the Asset Purchase Agreement or the Merger Agreements other than as a result of the conditions to the obligations of the Company or Wasabi set forth in the Asset Purchase Agreement or the conditions to the obligations of the Company or any Merger Sub set forth in the Merger Agreements not having been met or (II) fails to satisfy the conditions to the obligations of Sellers or Targets under the Asset Purchase Agreement or any Merger Agreement, the Company shall pay to SBERG, as liquidated damages, $250,000 in cash by wire transfer of immediately available funds to an account designated in writing by SBERG.

Under the Merger Agreements, the Company and SBEEG may terminate any such Agreement by the mutual written consent of the Company and SBEEG or upon termination of the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement and the Merger Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Asset Purchase Agreement and the Merger Agreements, which are attached as exhibits 2.1, 2.2, 2.3, 2.4 and 2.5, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The Asset Purchase Agreement and Merger Agreements have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the parties to the Asset Purchase Agreement and Merger Agreements or the Company’s business. Each of the Asset Purchase Agreement and Merger Agreements contains representations and warranties that the parties to such agreements made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Asset Purchase Agreement and Merger Agreements. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors, and (iii) were made only as of the date of the Asset Purchase Agreement and Merger Agreements or as of such other date or dates as may be specified in such agreements. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Purchase Agreement and Merger Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Company Warrant to be issued and sold pursuant to the Purchase Agreement will be issued and sold in reliance on an exemption provided by Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events

Debt Engagement Letter

On July 9, 2015, the Company entered into an engagement letter (the “Engagement Letter”) with KeyBanc Capital Markets Inc., KeyBank National Association and Jefferies Finance LLC (collectively, the “Joint Lead Arrangers”) pursuant to which the Company engaged the Joint Lead Arrangers to assist it in structuring, arranging and syndicating (i) a $37,000,000 senior secured term loan facility (the “Term Loan Facility”) and (ii) a $10,000,000 senior secured revolving credit facility (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Credit Facilities”). The Joint Lead Arrangers have committed, upon the terms and subject to the conditions set forth in the Engagement Letter, to provide $30,000,000 of the Credit Facilities (of which up to $10,000,000 shall be with respect to the Revolving Credit Facility). The Joint Lead Arrangers and the Company will work together to syndicate the remaining amount of the Credit Facilities to one or more additional lenders. The proceeds of the Credit Facilities will be used (i) to finance a portion of the purchase price of the assets pursuant to the Asset Purchase Agreement and Merger Agreements, (ii) to refinance the Company’s existing indebtedness, (iii) to pay fees, costs and expenses relating to the transactions described in this Current Report on Form 8-K and (iv) for other working capital and general corporate purposes of the Company and its subsidiaries.  The Engagement Letter is subject to a number of customary conditions, including execution and delivery by the borrowers and the guarantors of definitive documentation consistent with requirements of the Engagement Letter and the documentation standards specified therein. The termination date for the Engagement Letter is the earlier of (i) September 30, 2015, (ii) the date of the consummation of the transactions contemplated by the Asset Purchase Agreement and Merger Agreements, (iii) the abandonment of the proposed equity issuance in connection with the transactions contemplated by the Asset Purchase Agreement and Merger Agreements, (iv) the termination of the Asset Purchase Agreement and Merger Agreements and (v) termination of the Engagement Letter in writing by the Company.

Cautionary Statements Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the timing and closing of the proposed acquisition (if at all), the terms of the Company’s contemplated debt and equity financing, and the Company’s ability to consummate any such debt and equity financing. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) changes in applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K/A filed on April 1, 2015. Investors are referred to the most recent reports filed with the SEC by the Company. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of July 9, 2015, among the Company, Wasabi Holdings, LLC, SBEEG Holdings, LLC, SBE Restaurant Group, LLC, SBE/KATSUYA Middle East, LLC, and SBE Licensing, LLC

2.2	Agreement and Plan of Merger, dated as of July 9, 2015, among the Company, SBEEG Holdings, LLC, Wasabi Acquisition H&V, LLC and Katsuya H&V, LLC
2.3	Agreement and Plan of Merger, dated as of July 9, 2015, among the Company, SBEEG Holdings, LLC, Wasabi Acquisition USA, LLC and Katsu USA, LLC

2.4	Agreement and Plan of Merger, dated as of July 9, 2015, among the Company, SBEEG Holdings, LLC, Wasabi Acquisition Glendale, LLC and Katsuya-Glendale, LLC

2.5	Agreement and Plan of Merger, dated as of July 9, 2015, among the Company, SBEEG Holdings, LLC, Wasabi Acquisition Downtown, LLC and Katsuya Downtown L.A., LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2015	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Samuel Goldfinger
	Name:	Samuel Goldfinger
	Title:	Chief Financial Officer